Exhibit 99.1

	Ralph S. Marimon	Andrea Vedanayagam
Contacts:	Vice President of Finance	(408) 656-4494
	Chief Financial Officer	ir@quicklogic.com
(408) 990-4000
rsmarimon@quicklogic.com

QuickLogic Announces Fiscal 2011 First Quarter Results

SUNNYVALE, Calif. – May 3, 2011 – QuickLogic Corporation (NASDAQ: QUIK), the lowest power Customer Specific Standard Products (CSSPs) leader, today announced the financial results for its fiscal first quarter ended April 3, 2011.

Total revenue for the first quarter of 2011 was $5.5 million, down 20% sequentially and up 2% from the first quarter of 2010. During the first quarter, new product revenue decreased to $1.2 million from $2.3 million in the fourth quarter of 2010. New product revenue accounted for 22% of the total revenue in the first quarter. During the first quarter, mature product revenue decreased 8% to $4.3 million from $4.7 million in the fourth quarter of 2010, accounting for 78% of the total revenue in the first quarter.

Under generally accepted accounting principles (GAAP), the net loss for the first quarter of 2011 was $0.9 million, or $0.02 per diluted share, compared with a net loss of $0.1 million, or $0.00 per diluted share, in both the fourth quarter and the first quarter of 2010. Non-GAAP net loss for the first quarter of 2011 was $0.4 million, or $0.01 per diluted share, compared with a non-GAAP net income of $0.5 million, or $0.01 per diluted share, in the fourth quarter of 2010 and a non-GAAP net loss of $0.5 million, or $0.01 per diluted share, in the first quarter of 2010.

“As previously announced, we had a revenue shortfall in the first quarter. While I’m disappointed in our short term results, I am not discouraged about our future success in light of our continued positive progress in the smartphone and tablet markets,” said Andy Pease, QuickLogic’s President and CEO. “We continue on track toward a mid-year launch of a previously discussed VEE/DPO-enabled smartphone and we continue to make progress on several new VEE/DPO-enabled tablet designs.”

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Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Daylight Time today, May 3, 2011, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To participate in the conference, please call (877) 377-7094 by 2:20 p.m. Pacific Daylight Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (706) 645-9291 and reference the passcode: 61602795. The call recording will be archived until Friday, May 6, 2011 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs). These silicon plus software solutions are called Customer Specific Standard Products (CSSPs). CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the gain on sale of the Company’s investment in TowerJazz Semiconductor Ltd. and the effect of the write-off of long-lived assets and equipment, the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to the revenue generating potential of new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro, and QuickLogic are registered trademarks and Eclipse, QuickPCI, QuickRAM and the QuickLogic logo are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended
	April 3, 2011	April 4, 2010	January 2, 2011
Revenue	$5,547	$5,429	$6,958
Cost of revenue, excluding inventory write-down and related charges and long-lived asset impairment	1,939	2,116	2,304

Gross profit	3,608	3,313	4,654
Operating expenses:
Research and development	1,803	2,060	2,048
Selling, general and administrative	2,607	2,335	2,685

Income (loss) from operations	(802)	(1,082)	(79)
Gain on sale of TowerJazz Semiconductor Ltd. shares		993	—
Interest expense	(8)	(18)	(10)
Interest income and other (expense), net	(4)	(21)	—

Income (loss) before income taxes	(814)	(128)	(89)
Provision for (benefit from) income taxes	64	15	(20)

Net income (loss)	$(878)	$(143)	$(69)

Net income (loss) per share:
Basic	$(0.02)	$(0.00)	$(0.00)

Diluted	$(0.02)	$(0.00)	$(0.00)

Weighted average shares:
Basic	36,495	35,104	36,228

Diluted	36,495	35,104	36,228

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

	Three Months Ended
	April 3, 2011	April 4, 2010	January 2, 2011
GAAP income (loss) from operations	$(802)	$(1,082)	$(79)
Adjustment for stock-based compensation within:
Cost of revenue	35	47	49
Research and development	121	175	143
Selling, general and administrative	287	430	373

Non-GAAP income (loss) from operations	$(359)	$(430)	$486

GAAP net income (loss)	$(878)	$(143)	$(69)
Adjustment for stock-based compensation within:
Cost of revenue	35	47	49
Research and development	121	175	143
Selling, general and administrative	287	430	373
Adjustment for gain on sale of
TowerJazz Semiconductor Ltd. shares	—	(993)	—

Non-GAAP net income (loss)	$(435)	$(484)	$496

GAAP net income (loss) per share	$(0.02)	$0.00	$0.00
Adjustment for stock-based compensation	0.01	0.02	0.01
TowerJazz Semiconductor Ltd. shares	—	(0.03)	—

Non-GAAP net income (loss) per share	$(0.01)	$(0.01)	$0.01

GAAP gross margin percentage	65.0%	61.0%	66.9%
Adjustment for stock-based compensation	0.6	0.9	0.7

Non-GAAP gross margin percentage	65.6%	61.9%	67.6%

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 3, 2011	January 2, 2011(1)
ASSETS
Current assets:
Cash and cash equivalents	$22,498	$21,956
Short-term investment in TowerJazz Semiconductor Ltd.	870	909
Accounts receivable, net	3,690	4,143
Inventories	3,962	3,344
Other current assets	814	772

Total current assets	31,834	31,124
Property and equipment, net	2,287	2,312
Other assets	172	192

TOTAL ASSETS	$34,293	$33,628

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	2,138	2,152
Accrued liabilities	1,091	1,303
Deferred royalty revenue	453	328
Current portion of capital lease obligations	243	408

Total current liabilities	3,925	4,191

Long-term liabilities:
Other long-term liabilities	129	124

Total liabilities	4,054	4,315

Stockholders’ equity:
Common stock, at par value	38	38
Additional paid-in capital	188,147	186,304
Accumulated other comprehensive income	577	616
Accumulated deficit	(158,523)	(157,645)

Total stockholders’ equity	30,239	29,313

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,293	$33,628

(1)	Derived from the January 2, 2011 audited balance sheet included in the 2010 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q1 2011	Q4 2010	Q1 2010	Q4 2010 to Q1 2011	Q1 2010 to Q1 2011
COMPOSITION OF REVENUE

Revenue by product (1):
New products	22%	32%	38%	-46%	-41%
Mature products	78%	68%	62%	-8%	29%
Revenue by geography:
North America	51%	30%	43%	36%	23%
Europe	13%	28%	19%	-63%	-30%
Rest of world	25%	31%	26%	-35%	-1%
Japan	10%	11%	12%	-25%	-15%

(1)	New products represent products introduced since 2005, and include ArcticLink, PolarPro II, PolarPro, Eclipse II and QuickPCI II products. Mature products include QuickRAM, pASIC® 3, Eclipse, QuickDSP and QuickFC products, as well as royalty revenue, programming hardware and software. End-of-life products include pASIC 1, pASIC 2, V3, QuickPCI and QuickMIPS products.